TheStreet Reports Second Quarter 2013 Results

NEW YORK August 8, 2013 – TheStreet, Inc. (NASDAQ: TST), a leading digital financial media company, today reported financial results for the second quarter of 2013.  The Company reported revenue of $13.5 million, a net loss of $1.1 million and Adjusted EBITDA(1) of $0.3 million for the quarter.

The Company generated $1.2 million in operating cash flow for the six months ended June 30, 2013, compared to a use of $3.5 million in operating cash flow for the prior year period.

Revenue for the second quarter increased 8.0% compared to the same period last year and 7.2% sequentially.  Subscription Services revenue was $10.8 million for the second quarter, an increase of 23.4% compared to the prior year period and 4.9% sequentially.  The increase in revenue was a result of our acquisitions of The Deal and DealFlow Media properties, completed in September 2012 and April 2013, respectively.  Media revenue was $2.7 million for the second quarter, a decrease of 27.5% compared to the prior year period and an increase of 17.2% sequentially.

“TheStreet’s second quarter revenue growth of 8% is our first year-over-year growth since 2011 and reflects the continued execution of our strategy.  We are driving revenue growth by smart acquisitions, investing in our institutional and retail subscription platforms, focusing on operational excellence and modernizing our infrastructure”, said Elisabeth DeMarse, Chairman, President and Chief Executive Officer.

Operating expenses in the second quarter of 2013 were $14.6 million, an increase of 1.1% as compared to the prior year period.

The Company’s net loss was $1.1 million in the second quarter of 2013 compared to a net loss of $1.9 million in the prior year period. The Company reported basic and diluted net loss per share attributable to common stockholders of $0.03 in the second quarter of 2013, as compared to a net loss per share of $0.06 in the prior year period.

Adjusted EBITDA was $0.3 million in the second quarter of 2013 compared to $0.8 million in the prior year period.

The Company ended the second quarter of 2013 with cash and cash equivalents, restricted cash and marketable securities of $59.4 million.

Selected Operating Results of Second Quarter 2013

•	The number of paid subscriptions at period end was 77,711, an increase of 2.5% from the prior year and 2.1% sequentially (2).

•	Average monthly churn improved to 3.1% from 3.9% in the prior year period (2) (3).

•	Average revenue per user decreased 1.2% as compared to the prior year period (2).

Conference Call Information

TheStreet will discuss its financial results for the second quarter today at 4:30 p.m. ET.

To participate in the call, please dial (800) 649-5127 (domestic) or (914) 495-8549 (international).  The Conference ID number is 19198656. This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at

http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is the leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and RateWatch. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control.  To learn more, visit www.thedeal.com.

TheStreet, Inc. logo is available at
http://photos.prnewswire.com/prnh/20130102/NY35868LOGO-b.

Non-GAAP Financial Information

 (1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow."  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund acquisitions and capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of non-cash stock compensation, restructuring, transaction related costs and other charges affecting comparability.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Excludes the impact of the acquisition of The Deal and DealFlow Media assets.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding the impact of the Company's growth initiatives, internal investments, strategy and expectations for 2013.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment, our ability to drive revenue, and increase or retain current subscription revenue, our ability to optimize our free site and generate new subscription revenue; our ability to successfully integrate The Deal and other acquisitions; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
John Ferrara
Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2013	December 31, 2012
	(unaudited)
Current Assets:
Cash and cash equivalents	$37,563,708	$23,845,360
Marketable securities	12,574,470	18,096,091
Accounts receivable, net of allowance for doubtful
accounts of $195,102 as of June 30, 2013 and $165,291 as of
December 31, 2012	5,140,565	5,750,753
Other receivables, net	540,974	1,134,142
Prepaid expenses and other current assets	1,503,050	1,450,742
Total current assets	57,322,767	50,277,088

Property and equipment, net of accumulated depreciation
and amortization of $15,227,704 as of June 30, 2013
and $14,633,037 as of December 31, 2012	5,011,872	5,672,000
Marketable securities	8,009,140	17,298,227
Other assets	23,813	69,957
Goodwill	27,997,286	25,726,239
Other intangibles, net of accumulated amortization of $7,489,986
as of June 30, 2013 and $6,699,283 as of December 31, 2012	11,507,304	11,190,557
Restricted cash	1,301,000	1,301,000
Total assets	$111,173,182	$111,535,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,333,168	$3,813,955
Accrued expenses	4,928,986	5,921,152
Deferred revenue	24,048,915	21,080,759
Other current liabilities	822,159	632,618
Total current liabilities	32,133,228	31,448,484
Deferred tax liability	288,000	288,000
Other liabilities	4,189,373	4,340,749
Total liabilities	36,610,601	36,077,233

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding as of June 30, 2013 and December 31, 2012;
the aggregate liquidation preference totals $55,000,000 as of
June 30, 2013 and December 31, 2012	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 40,778,281 shares issued and 33,882,952
shares outstanding as of June 30, 2013, and 39,855,468
shares issued and 33,027,752 shares outstanding as of
December 31, 2012	407,783	398,555
Additional paid-in capital	272,906,405	270,943,151
Accumulated other comprehensive income	(52,570)	(128,994)
Treasury stock at cost; 6,895,329 shares as of June 30, 2013
and 6,827,716 shares as of December 31, 2012	(12,099,328)	(11,974,261)
Accumulated deficit	(186,599,764)	(183,780,671)
Total stockholders' equity	74,562,581	75,457,835

Total liabilities and stockholders' equity	$111,173,182	$111,535,068

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net revenue:
Subscription services	$10,757,647	$8,719,309	$21,010,319	$17,828,193
Media	2,726,732	3,761,847	5,054,261	7,468,790
Total net revenue	13,484,379	12,481,156	26,064,580	25,296,983

Operating expense:
Cost of services	6,903,838	5,699,899	13,146,584	12,135,061
Sales and marketing	3,702,606	3,268,859	7,118,753	7,359,108
General and administrative	3,011,825	3,277,171	6,475,600	7,099,692
Depreciation and amortization	935,467	1,158,190	1,878,523	2,445,452
Restructuring and other charges	-	1,280,195	385,610	2,993,693
Loss (gain) on disposition of assets	73,020	(220,000)	16,434	(220,000)
Total operating expense	14,626,756	14,464,314	29,021,504	31,813,006
Operating loss	(1,142,377)	(1,983,158)	(2,956,924)	(6,516,023)
Net interest income	65,968	107,858	137,831	203,945
Loss before income taxes	(1,076,409)	(1,875,300)	(2,819,093)	(6,312,078)
Provision for income taxes	-	-	-	-
Net loss	(1,076,409)	(1,875,300)	(2,819,093)	(6,312,078)
Preferred stock cash dividends	-	96,424	-	192,848
Net loss attributable to common stockholders	$(1,076,409)	$(1,971,724)	$(2,819,093)	$(6,504,926)

Basic and diluted net loss per share:
Net loss	$(0.03)	$(0.06)	$(0.08)	$(0.19)
Preferred stock cash dividends	-	(0.00)	-	(0.01)
Net loss attributable to common stockholders	$(0.03)	$(0.06)	$(0.08)	$(0.20)

Weighted average basic and diluted shares outstanding	33,784,114	32,752,651	33,532,692	32,547,596

Net loss	$(1,076,409)	$(1,875,300)	$(2,819,093)	$(6,312,078)
Net interest income	(65,968)	(107,858)	(137,831)	(203,945)
Depreciation and amortization	935,467	1,158,190	1,878,523	2,445,452
EBITDA	(206,910)	(824,968)	(1,078,401)	(4,070,571)
Restructuring and other charges	-	1,280,195	385,610	2,993,693
Stock based compensation	377,902	533,896	798,424	1,066,804
Loss (gain) on disposition of assets	73,020	(220,000)	16,434	(220,000)
Transaction related costs	53,188	73,860	141,118	75,329
Adjusted EBITDA	$297,200	$842,983	$263,185	$(154,745)

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended June 30,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(2,819,093)	$(6,312,078)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Stock-based compensation expense	798,424	1,066,804
(Recovery of) provision for doubtful accounts	(22,331)	76,382
Depreciation and amortization	1,878,523	2,445,452
Restructuring and other charges	393,195	1,396,695
Deferred rent	(161,265)	(159,979)
Noncash barter activity	20,000	109,510
Loss (gain) on disposition of assets	16,434	(220,000)
Changes in operating assets and liabilities:
Accounts receivable	908,735	1,416,910
Other receivables	717,201	(468,061)
Prepaid expenses and other current assets	(40,007)	(715,217)
Other assets	(8,688)	32,961
Accounts payable	(1,483,037)	97,766
Accrued expenses	(1,104,486)	(2,534,003)
Deferred revenue	2,088,296	280,976
Other current liabilities	(19,326)	27,221
Net cash provided by (used in) operating activities	1,162,575	(3,458,661)

Cash Flows from Investing Activities:
Purchase of marketable securities	-	(41,151,130)
Sale and maturity of marketable securities	14,887,132	23,214,991
Purchase of assets from DealFlow Media	(1,764,716)	-
Capital expenditures	(504,457)	(714,193)
Proceeds from the disposition of assets	62,881	220,000
Net cash provided by (used in) investing activities	12,680,840	(18,430,332)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	-	(1,642,421)
Cash dividends paid on preferred stock	-	(192,848)
Proceeds from the sale of common stock	-	135,000
Shares withheld on RSU vesting to pay for withholding taxes	(125,067)	(740,285)
Net cash used in financing activities	(125,067)	(2,440,554)
Net increase (decrease) in cash and cash equivalents	13,718,348	(24,329,547)
Cash and cash equivalents, beginning of period	23,845,360	44,865,191
Cash and cash equivalents, end of period	$37,563,708	$20,535,644

Noncash investing and financing activities:

Stock issued for business combination	$780,863	$-

Net loss	$(2,819,093)	$(6,312,078)
Noncash expenditures	2,922,980	4,714,864
Changes in operating assets and liabilities	1,058,688	(1,861,447)
Capital expenditures	(504,457)	(714,193)
Free cash flow	$658,118	$(4,172,854)